                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                         GOVERNMENT & AGENCY PORTFOLIO
                            LIQUID ASSETS PORTFOLIO
                             STIC PRIME PORTFOLIO
                        TAX-FREE CASH RESERVE PORTFOLIO
                        TREASURY OBLIGATIONS PORTFOLIO
                              TREASURY PORTFOLIO

Special Joint Meetings ("Meetings") of Shareholders of Government & Agency Portfolio, Liquid Assets Portfolio, STIC Prime Portfolio, Tax-Free Cash Reserve Portfolio, Treasury Obligations Portfolio, and Treasury Portfolio, all investment portfolios of Short-Term Investments Trust ("STIT") a Delaware statutory trust ("Trust"), was held on March 9, 2017. The Meeting on March 9, 2017 was held for the following purposes:

(1) Elect 15 trustees to the Board, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit fund mergers and other significant transactions upon the Board's approval but without shareholder approval of such transactions.

(3) Approve changing the fundamental investment restrictions regarding the purchase or sale of physical commodities.

4(a) For all Portfolios other than Liquid Assets Portfolio, STIC Prime
     Portfolio and Treasury Portfolio; approve an amendment to the current Master Intergroup Sub-Advisory Contract to add Invesco PowerShares Capital Management LLC.

4(b) For all Portfolios other than Liquid Assets Portfolio, STIC Prime
     Portfolio and Treasury Portfolio; approve an amendment to the current Master Intergroup Sub-Advisory Contract to add Invesco Asset Management (India) Private Limited.

With respect to Proposals 3, 4(a) - 4(b) above, the meetings for Liquid Assets Portfolio, STIC Prime Portfolio and Treasury Portfolio was adjourned until April 11, 2017. The results of the voting on all other above matters were as follows:

                                                     Votes
Matters                               Votes For     Withheld
-------                             -------------- -----------
(1)* David C. Arch................. 22,218,115,143 211,380,023
     James T. Bunch................ 22,218,115,143 211,380,023
     Bruce L. Crockett............. 22,218,115,143 211,380,023
     Jack M. Fields................ 22,249,047,298 180,447,868
     Martin L. Flanagan............ 22,249,047,298 180,447,868
     Cynthia Hostetler............. 22,249,047,298 180,447,868
     Dr. Eli Jones................. 22,249,047,298 180,447,868
     Dr. Prema Mathai-Davis........ 22,249,047,298 180,447,868
     Teresa M. Ressel.............. 22,249,047,298 180,447,868
     Dr. Larry Soll................ 22,218,115,143 211,380,023
     Ann Barnett Stern............. 22,249,047,298 180,447,868
     Raymond Stickel, Jr........... 22,100,178,935 329,316,231
     Philip A. Taylor.............. 22,249,047,298 180,447,868
     Robert C. Troccoli............ 22,218,115,143 211,380,023
     Christopher L. Wilson......... 22,249,047,298 180,447,868

                                                                Votes       Votes       Broker
                                                Votes For      Against     Abstain     Non-Votes
                                              -------------- ----------- ----------- -------------
(2)* (Approve an amendment to the Trust's
     Agreement and Declaration of Trust that
     would permit fund mergers and other
     significant transactions upon the
     Board's approval but without
     shareholder approval of such
     transactions............................ 18,725,408,595 436,465,676 282,179,620 2,985,441,275

--------
* Each of proposal 1 and 2 required approval by a combined vote of all of the portfolios of Short-Term Investments Trust ("STIT").

                                                                   Sub-Item 77C

                                                                      Votes      Votes       Broker
                                                      Votes For      Against    Abstain     Non-Votes
                                                    -------------- ----------- ---------- -------------
(3)  Approve changing the fundamental investment
     restriction regarding the purchase or sale of
     physical commodities.
     Government & Agency Portfolio.................  9,825,945,569 663,837,440 48,700,782 1,316,398,671
     Tax-Free Cash Reserve Portfolio...............    116,476,661   3,307,934    393,005    27,739,348
     Treasury Obligations Portfolio................  1,255,028,261  13,180,474          0     7,462,753

4(a) Approve an amendment to the current Master
     Intergroup Sub-Advisory Contract to add
     Invesco PowerShares Capital Management
     LLC.
     Government & Agency Portfolio................. 10,433,817,634  56,650,083 48,016,076 1,316,398,669
     Tax-Free Cash Reserve Portfolio...............    119,514,268     463,332    200,000    27,739,348
     Treasury Obligations Portfolio................  1,256,992,747  11,215,988          0     7,462,753

4(b) Approve an amendment to the current Master
     Intergroup Sub-Advisory Contract to add
     Invesco Asset Management (India) Private
     Limited.
     Government & Agency Portfolio................. 10,438,275,881  55,008,296 45,199,613 1,316,398,672
     Tax-Free Cash Reserve Portfolio...............    119,238,866     738,734    200,000    27,739,348
     Treasury Obligations Portfolio................  1,256,992,747  11,215,988          0     7,462,753

                            LIQUID ASSETS PORTFOLIO
                             STIC PRIME PORTFOLIO
                              TREASURY PORTFOLIO

The Meeting on March 9, 2107 was adjourned until April 11, 2017 with respect to the following proposals:

(3) Approve changing the fundamental investment restriction regarding the purchase or sale of physical commodities.

4(a) Approve an amendment to the current Master Intergroup Sub-Advisory
     Contract to add Invesco PowerShares Capital Management LLC.

4(b) Approve an amendment to the current Master Intergroup Sub-Advisory
     Contract to add Invesco Asset Management (India) Private Limited.

Liquid Assets Portfolio did not receive sufficient shareholder votes to achieve quorum and STIC Prime Portfolio and Treasury Portfolio did not receive sufficient shareholder votes to pass Proposals 3 and 4(a) - 4(b). As a result, Proposals 3 and 4(a) - 4(b) have failed to pass.

                                                                     Votes       Votes       Broker
                                                      Votes For     Against     Abstain     Non-Votes
                                                    ------------- ----------- ----------- -------------
(3)  Approve changing the fundamental investment
     restriction regarding the purchase or sale of
     physical commodities.
     Liquid Assets Portfolio.......................    47,595,663     461,265   2,374,216    31,231,209
     STIC Prime Portfolio..........................    82,840,449 127,365,576  21,897,153     4,633,127
     Treasury Portfolio............................ 7,565,822,794 336,716,255 210,176,607 1,541,710,819

4(a) Approve an amendment to the current Master
     Intergroup Sub-Advisory Contract to add
     Invesco PowerShares Capital Management
     LLC.
     Liquid Assets Portfolio.......................    48,000,135      55,649   2,375,360    31,231,209
     STIC Prime Portfolio..........................   209,868,167     113,257     246,498     4,633,127

                                                                   Sub-Item 77C

     Treasury Portfolio........ 7,798,916,493 73,232,095 240,567,070 1,541,710,817

4(b) Approve an amendment to
     the current Master
     Intergroup Sub-Advisory
     Contract to add Invesco
     Asset Management (India)
     Private Limited.
     Liquid Assets Portfolio...    48,000,135     55,649   2,375,360    31,231,209
     STIC Prime Portfolio......   209,796,651    184,773     246,498     4,633,127
     Treasury Portfolio........ 7,774,612,335 93,885,021 244,218,303 1,541,710,816